NATIONAL CITY CORPORATION                                           EXHIBIT 12.1
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Unaudited)

                                                  Six Months Ended
                                                       June 30                           Year Ended December 31
                                          -------------------------------- ---------------------------------------------------
(Dollars in Thousands)                           2000            1999             1999           1998            1997
-------------------------------------------------------------------------- ---------------------------------------------------
COMPUTATION EXCLUDING PREFERRED STOCK DIVIDENDS:

Income before income tax expense              $ 1,004,378     $ 1,096,500      $ 2,148,613    $ 1,647,277     $ 1,640,033
Interest on non-deposit interest
  bearing liabilities                             843,202         583,508        1,277,054        998,753         738,923
Portion of rental expense deemed
  representative of interest                       17,520          15,280           30,567         30,397          27,597
                                          -------------------------------- ---------------------------------------------------
Total income for computation
  excluding interest on deposits                1,865,100       1,695,288        3,456,234      2,676,427       2,406,553

Interest on deposits                              910,180         812,168        1,635,533      1,846,276       1,813,251
                                          -------------------------------- ---------------------------------------------------
Total income for computation
  including interest on deposits              $ 2,775,280     $ 2,507,456      $ 5,091,767    $ 4,522,703     $ 4,219,804
                                          ================================ ===================================================

Fixed charges excluding interest
  on deposits                                 $   860,722     $   598,788      $ 1,307,621    $ 1,029,150     $   766,520
                                          ================================ ===================================================
Fixed charges including interest
  on deposits                                 $ 1,770,902     $ 1,410,956      $ 2,943,154    $ 2,875,426     $ 2,579,771
                                          ================================ ===================================================

Ratio excluding interest on
  deposits                                           2.17x           2.83x            2.64x          2.60x           3.14x
Ratio including interest on
  deposits                                           1.57x           1.78x            1.73x          1.57x           1.64x

COMPUTATION INCLUDING PREFERRED STOCK DIVIDENDS:

Total income for computation
  excluding interest on deposits              $ 1,865,100     $ 1,695,288      $ 3,456,234    $ 2,676,427     $ 2,406,553
                                          ================================ ===================================================
Total income for computation
  including interest on deposits              $ 2,775,280     $ 2,507,456      $ 5,091,767    $ 4,522,703     $ 4,219,804
                                          ================================ ===================================================

Fixed charges excluding interest
  on deposits and dividends on
  preferred stock                             $   860,722     $   598,788      $ 1,307,621    $ 1,029,150     $   766,520
Pre-tax preferred stock dividends                   1,385           1,269            2,691          3,357               -
                                          -------------------------------- ---------------------------------------------------
Fixed charges including preferred
  stock dividends, excluding
  interest on deposits                            862,107         600,057        1,310,312      1,032,507         766,520

Interest on deposits                              910,180         812,168        1,635,533      1,846,276       1,813,251
                                          -------------------------------- ---------------------------------------------------
Fixed charges including interest
  on deposits and dividends on
  preferred stock                             $ 1,772,287     $ 1,412,225      $ 2,945,845    $ 2,878,783     $ 2,579,771
                                          ================================ ===================================================

Ratio excluding interest on
  deposits                                           2.16x           2.83x            2.64x          2.59x           3.14x
Ratio including interest on
  deposits                                           1.57x           1.78x            1.73x          1.57x           1.64x

COMPONENTS OF FIXED CHARGES:
Interest:
  Interest on deposits                          $ 910,180       $ 812,168      $ 1,635,533    $ 1,846,276     $ 1,813,251
  Interest on non-deposit interest
    bearing liabilities                           843,202         583,508        1,277,054        998,753         738,923
                                          -------------------------------- ---------------------------------------------------
    Total interest charges                    $ 1,753,382     $ 1,395,676      $ 2,912,587    $ 2,845,029     $ 2,552,174
                                          ================================ ===================================================

Rental Expense:
  Building rental expense                        $ 53,091        $ 46,304         $ 92,626       $ 92,112        $ 83,627
  Portion of rental expense deemed
    representative of interest                     17,520          15,280           30,567         30,397          27,597

Preferred Stock Charge:
  Preferred stock dividends                           900             825            1,749          2,182               -
  Pre-tax preferred dividends                       1,385           1,269            2,691          3,357               -

                                                     Year Ended December 31
                                          ----------------------------------------
(Dollars in Thousands)                                   1996            1995
----------------------------------------------------------------------------------
COMPUTATION EXCLUDING PREFERRED STOCK DIVIDENDS:

Income before income tax expense                      $ 1,441,787     $ 1,208,000
Interest on non-deposit interest
  bearing liabilities                                     611,741         673,000
Portion of rental expense deemed
  representative of interest                               25,053          23,563
                                          ----------------------------------------
Total income for computation
  excluding interest on deposits                        2,078,581       1,904,563

Interest on deposits                                    1,862,084       1,975,000
                                          ----------------------------------------
Total income for computation
  including interest on deposits                      $ 3,940,665     $ 3,879,563
                                          ========================================

Fixed charges excluding interest
  on deposits                                         $   636,794     $   696,563
                                          ========================================
Fixed charges including interest
  on deposits                                         $ 2,498,878     $ 2,671,563
                                          ========================================

Ratio excluding interest on
  deposits                                                  3.26x           2.73x
Ratio including interest on
  deposits                                                  1.58x           1.45x

COMPUTATION INCLUDING PREFERRED STOCK DIVIDENDS:

Total income for computation
  excluding interest on deposits                      $ 2,078,581     $ 1,904,563
                                          ========================================
Total income for computation
  including interest on deposits                      $ 3,940,665     $ 3,879,563
                                          ========================================

Fixed charges excluding interest
  on deposits and dividends on
  preferred stock                                     $   636,794     $   696,563
Pre-tax preferred stock dividends                           6,197          22,815
                                          ----------------------------------------
Fixed charges including preferred
  stock dividends, excluding
  interest on deposits                                    642,991         719,378

Interest on deposits                                    1,862,084       1,975,000
                                          ----------------------------------------
Fixed charges including interest
  on deposits and dividends on
  preferred stock                                     $ 2,505,075     $ 2,694,378
                                          ========================================

Ratio excluding interest on
  deposits                                                   3.23x           2.65x
Ratio including interest on
  deposits                                                   1.57x           1.44x

COMPONENTS OF FIXED CHARGES:
Interest:
  Interest on deposits                                $ 1,862,084     $ 1,975,000
  Interest on non-deposit interest
    bearing liabilities                                   611,741         673,000
                                          ----------------------------------------
    Total interest charges                            $ 2,473,825     $ 2,648,000
                                          ========================================

Rental Expense:
  Building rental expense                             $    75,918     $    71,403
  Portion of rental expense deemed
    representative of interest                             25,053          23,563

Preferred Stock Charge:
  Preferred stock dividends                                 4,028          14,830
  Pre-tax preferred dividends                               6,197          22,815
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